CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-21755) of First Lancaster Bancshares, Inc. and Subsidiary of our report dated August 11, 2000, relating to the consolidated financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-KSB for the year ended June 30, 20000.

/s/ PricewaterhouseCoopers LLP


PricewawterhouseCoopers LLP



Louisville, Kentucky
September 27, 2000